Exhibit 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2010
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas, (January 27, 2011) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three months and year ended December 31, 2010.

Southside reported net income of $7.5 million for the three months ended December 31, 2010, a decrease of $2.8 million, or 27.3%, when compared to the same period in 2009.

Net income for the year ended December 31, 2010, decreased $4.9 million, or 11.0%, to $39.5 million from $44.4 million, for the same period in 2009.

Diluted earnings per common share decreased $0.17, or 25.8%, to $0.49 for the three months ended December 31, 2010, when compared to $0.66 for the same period in 2009.  Diluted earnings per common share decreased $0.31, or 11.0%, to $2.51 for the year ended December 31, 2010, compared to $2.82 for the same period in 2009.

The return on average shareholders’ equity for the year ended December 31, 2010, decreased to 18.16% compared to 23.69%, for the same period in 2009.  The annual return on average assets decreased to 1.32% for the year ended December 31, 2010, compared to 1.58% for the same period in 2009.

“We are exceptionally pleased to report another excellent year of financial results for Southside Bancshares, Inc.,” stated B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc.  “Net income for 2010 represents our second highest level of earnings in the history of Southside.  The decrease in net income of $4.9 million during 2010 when compared to 2009 is due primarily to a decrease in the gain on sale of available for sale securities.  Our financial performance allowed us the flexibility to increase the quarterly dividend by $0.03, or 21.4% from $0.14 to $0.17 per common share during the first quarter, pay a 5% stock dividend during the second quarter, and pay a $0.17 special cash dividend during the fourth quarter, while at the same time organically growing capital through earnings.  Further, the past several years has provided investment portfolio opportunities for strategic restructuring that has resulted in significant gain on the sale of securities.  We are pleased with our results, but remain focused on making decisions today that have the potential to produce positive results in the future.”

“During 2010, as part of our funding strategy we added additional long-term funding with options that Southside controls.  We believe this type of funding is an important interest management tool given the uncertainty of the future direction of interest rates.  We increased our deposits and our loans during 2010 while decreasing the size of our securities portfolio and wholesale funding, leading to a slight reduction in the size of our balance sheet.  Part of our investment portfolio restructuring during 2010 included liquidating “non-Texas” municipal bonds during the second and third quarters and replacing them with highly rated Texas municipals.  In the lending area we continue to proactively work with our borrowers and are pleased with the current direction of our non-performing assets.  Finally, we were able to repurchase approximately 260,000 shares of our common stock at an average price of $18.46, increasing each shareholder’s stake in our franchise.  We are delighted to be able to make these investments for the future at a time when many continue to deal with the negative ramifications of past decisions.”

“When we started Southside 50 years ago, we never dreamed we could accomplish so much for our employees, shareholders and communities.  We are truly blessed to be in Texas and are indeed fortunate that the Texas economy has demonstrated relative stability throughout this recession.  It is our honor to grow with the communities we serve.  Many of our employees have been with us for more than a decade, devoting their professional lives to our franchise.  I am confident as shareholders, you share my belief that we owe the employees of Southside our gratitude.  Finally, we want to thank you, our shareholders, for your support.  That support has never been taken lightly and is always highly valued.  We try to earn that support every day we come to work.  The last 50 years have been an amazing journey.  With that in mind, we look forward with anticipation to an amazing journey in the years to come.”

Loans and Deposits

For the three months ended December 31, 2010, total loans increased by $40.7 million, or 3.9%, when compared to September 30, 2010.  For the year ended December 31, 2010, total loans increased $44.3 million, or 4.3%, compared to December 31, 2009.  The increase occurred primarily in three categories, municipal loans, construction loans and loans to individuals.

Nonperforming assets decreased during the fourth quarter by $990,000, or 5.3%, to $17.7 million, or 0.59% of total assets, as of December 31, 2010 when compared to September 30, 2010.  This decrease is primarily a result of a decrease in other real estate owned.

During the three months ended December 31, 2010, deposits, net of brokered deposits, increased $119.1 million, or 6.4%, compared to September 30, 2010.  When comparing December 31, 2010 to December 31, 2009, deposits, net of brokered deposits, increased $233.9 million, or 13.4%.  The year over year increase in deposits is the result of an increase in public fund deposits combined with an overall increase in core deposits.  Some of the increase in the public fund deposits is temporary and is expected to roll-off over the next twelve months.

Net Interest Income

Net interest income decreased $2.8 million, or 11.3%, to $22.3 million for the three months ended December 31, 2010, when compared to $25.2 million for the same period in 2009.  For the three months ended December 31, 2010, our net interest spread decreased to 3.10% from 3.62% for the same period in 2009.  The net interest margin decreased to 3.40% for the three months ended December 31, 2010 compared to 3.96% for the same period in 2009.  The net interest spread and net interest margin for the three months ended December 31, 2010 increased to 3.10% and 3.40%, respectively, from 3.02% and 3.35% for the three months ended September 30, 2010.  The decrease in the net interest margin and spread for the three months ended December 31, 2010, when compared to the same periods in 2009 is due primarily to an increase in prepayments which increased the amortization expense and the reinvestment of cash flows from the securities portfolio into a lower interest rate environment.

Net Income

The decrease in net income for the three months ended December 31, 2010, when compared to the same period in 2009, was a result of a decrease in noninterest income that included a decrease in security gains, a decrease in net interest income which was partially offset by a decrease in other-than-temporary impairment losses on the $2.9 million of Trust Preferred Securities we owned at December 31, 2010, a decrease in the provision for loan losses, a decrease in the provision for income tax expense and a decrease in noninterest expense.

Noninterest expense decreased $846,000, or 4.4%, for the three months ended December 31, 2010, compared to the same period in 2009.  The decrease in noninterest expense was primarily a result of decreases in personnel expense, advertising, travel and entertainment expense and other expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.0 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 50 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality and earnings and certain market risk disclosures, including the impact of interest rate uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At
	December 31,	December 31,
	2010	2009

	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$2,999,621	$3,024,288
Loans	1,077,920	1,033,576
Allowance for loan losses	20,711	19,896
Mortgage-backed and related securities:
Available for sale, at estimated fair value	946,043	1,238,182
Held to maturity, at cost	417,862	242,665
Investment securities:
Available for sale, at estimated fair value	299,344	265,060
Held to maturity, at cost	1,495	1,493
Federal Home Loan Bank stock, at cost	34,712	38,629
Deposits	2,134,428	1,870,421
Long-term obligations	433,790	592,830
Equity	215,436	202,249
Nonperforming assets	17,709	23,453
Nonaccrual loans	14,524	18,629
Accruing loans past due more than 90 days	7	323
Restructured loans	2,320	1,972
Other real estate owned	220	1,875
Repossessed assets	638	654

Asset Quality Ratios:
Nonaccruing loans to total loans	1.35%	1.80%
Allowance for loan losses to nonaccruing loans	142.60	106.80
Allowance for loan losses to nonperforming assets	116.95	84.83
Allowance for loan losses to total loans	1.92	1.92
Nonperforming assets to total assets	0.59	0.78
Net charge-offs to average loans	1.25	1.11

Capital Ratios:
Shareholders’ equity to total assets	7.15	6.67
Average shareholders’ equity to average total assets	7.24	6.66

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At	At
	December 31,	December 31,
	2010	2009
	(in thousands) (unaudited)

Real Estate Loans:
Construction	$115,094	$105,268
1-4 Family Residential	219,031	217,677
Other	200,723	212,731
Commercial Loans	148,761	159,529
Municipal Loans	196,594	150,111
Loans to Individuals	197,717	188,260
Total Loans	$1,077,920	$1,033,576

	At or for the		At or for the
	Three Months		Years
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$32,809	$37,407	$131,374	$145,193
Total interest expense	10,477	12,241	45,307	52,672
Net interest income	22,332	25,166	86,067	92,521
Provision for loan losses	4,409	5,113	13,737	15,093
Net interest income after provision for loan losses	17,923	20,053	72,330	77,428
Noninterest income
Deposit services	4,075	4,634	16,819	17,629
Gain on sale of securities available for sale	2,765	7,033	25,789	33,446

Total other-than-temporary impairment losses		(103)	(39)	(5,730)
Portion of loss recognized in other comprehensive
income (before taxes)	–	(467)	(36)	2,730
Net impairment losses recognized in earnings	–	(570)	(75)	(3,000)

Gain on sale of loans	554	(34)	1,751	1,240
Trust income	632	626	2,368	2,456
Bank owned life insurance income	288	362	1,155	1,724
Other	861	803	3,589	3,179
Total noninterest income	9,175	12,854	51,396	56,674
Noninterest expense
Salaries and employee benefits	10,909	11,342	43,957	42,505
Occupancy expense	1,755	1,688	6,780	6,372
Equipment expense	458	476	1,899	1,718
Advertising, travel & entertainment	622	795	2,319	2,344
ATM and debit card expense	223	308	825	1,296
Director fees	360	305	950	785
Supplies	237	191	902	863
Professional fees	652	561	2,015	2,218
Postage	188	245	800	872
Telephone and communications	375	371	1,443	1,424
FDIC Insurance	737	763	2,909	3,943
Other	1,712	2,029	6,515	7,290
Total noninterest expense	18,228	19,074	71,314	71,630
Income before income tax expense	8,870	13,833	52,412	62,472
Provision for income tax expense	1,670	3,588	11,966	16,609
Net income	7,200	10,245	40,446	45,863
Less: Net (income) loss attributable to the noncontrolling interest	346	132	(955)	(1,467)
Net income attributable to Southside Bancshares, Inc.	$7,546	$10,377	$39,491	$44,396

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	15,618	15,697	15,733	15,615
Weighted-average diluted shares outstanding	15,623	15,787	15,760	15,757
Net income per common share
Basic	$0.49	$0.66	$2.51	$2.84
Diluted	0.49	0.66	2.51	2.82
Book value per common share	–	–	13.71	12.83
Cash dividend declared per common share	0.34	0.34	0.85	0.75

	At or for the		At or for the
	Three Months		Years
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Selected Performance Ratios:
Return on average assets	0.97%	1.39%	1.32%	1.58%
Return on average shareholders’ equity	13.37	19.89	18.16	23.69
Average yield on interest earning assets	4.83	5.71	5.01	5.82
Average yield on interest bearing liabilities	1.73	2.09	1.94	2.39
Net interest spread	3.10	3.62	3.07	3.43
Net interest margin	3.40	3.96	3.39	3.81
Average interest earnings assets to average interest bearing liabilities	120.82	119.08	119.85	119.37
Noninterest expense to average total assets	2.34	2.56	2.38	2.55
Efficiency ratio	57.43	54.83	58.39	55.57

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Years Ended
	December 31, 2010			December 31, 2009
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,031,858	$73,230	7.10%	$1,021,770	$73,654	7.21%
Loans Held For Sale	5,123	189	3.69%	4,098	161	3.93%
Securities:
Investment Securities (Taxable)(4)	9,156	91	0.99%	42,598	1,055	2.48%
Investment Securities (Tax-Exempt)(3)(4)	245,874	16,515	6.72%	174,003	12,203	7.01%
Mortgage-backed and Related Securities (4)	1,460,785	50,130	3.43%	1,320,766	65,463	4.96%
Total Securities	1,715,815	66,736	3.89%	1,537,367	78,721	5.12%
FHLB stock and other investments, at cost	37,973	259	0.68%	40,786	235	0.58%
Interest Earning Deposits	13,880	32	0.23%	21,243	137	0.64%
Federal Funds Sold	–	–	–	3,925	17	0.43%
Total Interest Earning Assets	2,804,649	140,446	5.01%	2,629,189	152,925	5.82%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	43,881			43,504
Bank Premises and Equipment	48,709			45,231
Other Assets	124,052			112,702
Less: Allowance for Loan Loss	(19,135)			(17,622)
Total Assets	$3,002,156			$2,813,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$74,668	324	0.43%	$65,896	442	0.67%
Time Deposits	741,712	13,514	1.82%	688,854	16,360	2.37%
Interest Bearing Demand Deposits	723,315	5,131	0.71%	573,937	5,880	1.02%
Total Interest Bearing Deposits	1,539,695	18,969	1.23%	1,328,687	22,682	1.71%
Short-term Interest Bearing Liabilities	309,649	7,563	2.44%	209,048	4,696	2.25%
Long-term Interest Bearing Liabilities – FHLB Dallas	430,485	15,500	3.60%	604,425	21,885	3.62%
Long-term Debt (5)	60,311	3,275	5.43%	60,311	3,409	5.65%
Total Interest Bearing Liabilities	2,340,140	45,307	1.94%	2,202,471	52,672	2.39%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	415,162			379,991
Other Liabilities	28,132			42,318
Total Liabilities	2,783,434			2,624,780

SHAREHOLDERS’ EQUITY (6)	218,722			188,224
Total Liabilities and Shareholders’ Equity	$3,002,156			$2,813,004
NET INTEREST INCOME		$95,139			$100,253
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.39%			3.81%
NET INTEREST SPREAD			3.07%			3.43%
(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $3,446 and $3,136 for the years ended December 31, 2010 and 2009, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $5,626 and $4,596 for the years ended December 31, 2010 and 2009, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,248 and $815 for the years ended December 31, 2010 and 2009, respectively.

Note: As of December 31, 2010 and 2009, loans totaling $14,524 and $18,629, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	December 31, 2010			December 31, 2009
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,061,101	$18,709	7.00%	$1,024,695	$18,149	7.03%
Loans Held For Sale	6,944	64	3.66%	3,790	45	4.71%
Securities:
Investment Securities (Taxable)(4)	8,816	19	0.86%	13,785	45	1.30%
Investment Securities (Tax-Exempt)(3)(4)	262,018	4,239	6.42%	226,190	4,112	7.21%
Mortgage-backed and Related Securities (4)	1,512,196	12,193	3.20%	1,448,318	17,475	4.79%
Total Securities	1,783,030	16,451	3.66%	1,688,293	21,632	5.08%
FHLB stock and other investments, at cost	36,496	59	0.64%	40,623	40	0.39%
Interest Earning Deposits	9,067	13	0.57%	11,936	16	0.53%
Total Interest Earning Assets	2,896,638	35,296	4.83%	2,769,337	39,882	5.71%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	44,349			41,882
Bank Premises and Equipment	50,123			46,535
Other Assets	124,386			121,286
Less: Allowance for Loan Loss	(19,302)			(18,212)
Total Assets	$3,096,194			$2,960,828
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$77,467	73	0.37%	$68,230	90	0.52%
Time Deposits	818,851	3,052	1.48%	747,563	3,763	2.00%
Interest Bearing Demand Deposits	738,888	1,232	0.66%	620,645	1,297	0.83%
Total Interest Bearing Deposits	1,635,206	4,357	1.06%	1,436,438	5,150	1.42%
Short-term Interest Bearing Liabilities	324,005	1,930	2.36%	288,393	1,341	1.84%
Long-term Interest Bearing Liabilities – FHLB Dallas	378,048	3,367	3.53%	540,511	4,927	3.62%
Long-term Debt (5)	60,311	823	5.41%	60,311	823	5.41%
Total Interest Bearing Liabilities	2,397,570	10,477	1.73%	2,325,653	12,241	2.09%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	437,427			384,750
Other Liabilities	35,904			42,607
Total Liabilities	2,870,901			2,753,010

SHAREHOLDERS’ EQUITY (6)	225,293			207,818
Total Liabilities and Shareholders’ Equity	$3,096,194			$2,960,828
NET INTEREST INCOME		$24,819			$27,641
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.40%			3.96%
NET INTEREST SPREAD			3.10%			3.62%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $928 and $831 for the three months ended December 31, 2010 and 2009, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $1,559 and $1,644 for the three months ended December 31, 2010 and 2009, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,404 and $879 for the three months ended December 31, 2010 and 2009, respectively.

Note: As of December 31, 2010 and 2009, loans totaling $14,524 and $18,629, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.